UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2014

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2014, in connection with the planned retirement of William B. Grant on December 31, 2015 and as part of their succession planning efforts, the Boards of Directors of First United Corporation (the “Company”) and its wholly-owned subsidiary, First United Bank & Trust (the “Bank”), appointed Carissa L. Rodeheaver as Chairman of the Board, President and Chief Executive Officer effective January 1, 2016. Ms. Rodeheaver currently serves as a director and as the President and Chief Financial Officer of the Company and the Bank, and Mr. Grant currently serves as the Chairman of the Board and Chief Executive Officer. Ms. Rodeheaver and Mr. Grant will continue to serve in their current positions through December 31, 2015. During 2015, the Board intends to name a qualified individual to take over the Chief Financial Officer position following the implementation of this succession plan.

The other information required by this Item 5.02 regarding Ms. Rodeheaver may be found in the sections of the Company’s definitive proxy statement for the 2014 annual meeting of shareholders, filed with the Securities and Exchange Commission on March 28, 2014, entitled “Qualifications of Director Nominees and Current Directors” and “Executive Officers”, which information is incorporated herein by reference. The information disclosed in these sections has not materially changed since they were last reported.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: December 19, 2014	By:	/s/ Carissa L. Rodeheaver
Carissa L. Rodeheaver
President and Chief Financial Officer